Exhibit 99.1

Contacts:

Brian W. Poff	Scott Brittain
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7308
Addus HomeCare Corporation	scott.brittain@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FIRST-QUARTER 2018 FINANCIAL RESULTS

Net Income Increases 14.1% to $4.9 Million; Adjusted Net Income Grows 25.0% to $5.0 Million

Diluted EPS Increases 13.5% to $0.42; Adjusted Diluted EPS Grows 23.5% to $0.42

Adjusted EBITDA Increases 9.6% to $8.7 Million

Same-Store Sales Increase 4.6%

Frisco, Texas (May 7, 2018) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home care services, today announced its financial results for the first quarter ended March 31, 2018.

Net service revenues were $109.4 million for the first quarter of 2018, up 7.7% from $101.6 million for the first quarter of 2017. Net income increased 14.1% to $4.9 million for the latest quarter from $4.3 million for the first quarter of 2017, while net income per diluted share increased 13.5% to $0.42 from $0.37. Adjusted net income per diluted share grew 23.5% to $0.42 for the first quarter of 2018 from $0.34 for the first quarter of 2017. Adjusted net income per diluted share for the first quarter of 2018 excludes prompt payment interest income of $0.16 from the state of Illinois; M&A expenses of $0.07; restructuring charges of $0.02; severance and other costs of $0.01; and stock-based compensation expense of $0.06. For the first quarter of 2017, adjusted net income per diluted share excludes a gain on the sale of adult day service centers of $0.11; M&A expenses of $0.01; severance and other costs of $0.05; and stock-based compensation expense of $0.02. Adjusted EBITDA increased 9.6% to $8.7 million for the first quarter of 2018 from $8.0 million for the first quarter of 2017, and adjusted EBITDA margin expanded to 8.0% from 7.8%. (See page 7 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

Dirk Allison, President and Chief Executive Officer of Addus, commented, “I am proud of our solid financial results for the first quarter of 2018. First-quarter revenues reflected continuing organic growth, with an increase in same-store revenue of 4.6%, within our target range of 3% to 5%. As a result of tax reform, we also benefited from a reduction in our income tax rate for the first quarter of 2018. Also, clearly evident in the first quarter was the acceleration of the impact of our acquisition strategy. Our financial results for the quarter included the impact of the Options Home Care acquisition in August last year. As we previously announced, we purchased the Arcadia Home Care & Staffing business on April 1st and subsequently closed the Ambercare acquisition – announced February 28th – on May 1st. Ambercare and Arcadia produced combined 2017 revenue of over $100 million and are expected to be immediately accretive to earnings. Our first-quarter financial results and acquisition pipeline position Addus for continued growth during 2018.”

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ADUS Announces First-Quarer 2018 Financial Results

May 7, 2018

As discussed in the Company’s fourth-quarter conference call, Addus’s adoption of ASU 2014-09, Accounting for Contracts with Customers, at the start of 2018 using the modified retrospective approach reduced the year over year comparability of net service revenue and expense items as a percentage of net service revenues, while not affecting net income, adjusted EBITDA and adjusted earnings per diluted share. The adoption of this revenue recognition standard resulted in a decrease of $2.0 million in our net services revenue during the three months ended March 31, 2018.

For the first quarter of 2018, the Company’s revenue growth was driven by relatively balanced increases of 4.0% in billable hours per business day and 3.6% in revenue per billable hour, compared with the first quarter of 2017.

At March 31, 2018, the Company had cash of $63.4 million and bank debt of $43.9 million, while availability under its revolving credit facility was $111.3 million. Net cash provided by operating activities was $14.3 million for the first quarter of 2018.

Mr. Allison concluded, “As our first-quarter results indicate, we are executing on our organic growth and acquisition strategies, and as a leading personal care company, we believe we are positioned to gain further market share in the future. The personal care industry remains strong given the growing recognition in healthcare of the value we provide by helping consumers with essential daily tasks that enable them to stay in their homes. We are confident we have the experience and resources to drive long-term growth in earnings and shareholder value.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for interest income from the State of Illinois, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, and gain on sale of ADS. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, interest income from the State of Illinois, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs, and gain on sale of ADS. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, May 8, 2018, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 4459288. A telephonic replay of the conference call will be available through midnight on May 22, 2018, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 4459288.

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ADUS Announces First-Quarer 2018 Financial Results

May 7, 2018

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2017, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of comprehensive home care services that include, primarily, personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 39,000 consumers through 156 locations across 25 states. For more information, please visit www.addus.com.

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ADUS Announces First-Quarer 2018 Financial Results

May 7, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Income Statement Information:
Net service revenues	$109,448	$101,606
Cost of service revenues	81,543	74,289

Gross profit	27,905	27,317
	25.5%	26.9%
General and administrative expenses	21,459	18,873
Gain on sale of adult day service centers	—	(2,065)
Provision for doubtful accounts	78	2,032
Depreciation and amortization	1,807	1,516

Total operating expenses	23,344	20,356

Operating income from continuing operations	4,561	6,961
Total interest expense, net	(1,412)	644
Other non-operating income	—	(57)

Income before income taxes	5,973	6,374
Income tax expense	1,115	2,115

Net income	$4,858	$4,259

Net income per diluted share	$0.42	$0.37

Weighted average number of common shares outstanding - diluted	11,696	11,581

	For the Three Months Ended March 31,
	2018	2017
Cash Flow Information:
Net cash provided by operating activities	$14,276	$9,615
Net cash (used in) investing activities	(3,699)	1,238
Net cash (used in) provided by financing activities	(925)	290

Net change in cash	9,652	11,143
Cash at the beginning of the period	53,754	8,013

Cash at the end of the period	$63,406	$19,156

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ADUS Announces First-Quarer 2018 Financial Results

May 7, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,
	2018	2017
Assets
Current assets
Cash	$63,406	$19,156
Accounts receivable, net	83,771	116,174
Prepaid expenses and other current assets	7,250	3,959

Total current assets	154,427	139,289

Property and equipment, net	7,384	7,049

Other assets
Goodwill	93,090	72,688
Intangible assets, net	16,480	14,217
Deferred tax assets, net	1,472	3,355
Investment in joint venture	—	900

Total other assets	111,042	91,160

Total assets	$272,853	$237,498

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,468	$5,453
Accrued expenses	42,153	44,215
Current portion of long-term debt, net of debt issuance costs	2,761	2,551

Total current liabilities	51,382	52,219

Long-term debt, less current portion, net of debt issuance costs	39,396	21,877
Long-term lease liability, less current portion	407	—
Contingent earn-out obligation, less current portion	847	—

Total long-term liabilities	40,650	21,877

Total liabilities	92,032	74,096

Total stockholders’ equity	180,821	163,402

Total liabilities and stockholders’ equity	$272,853	$237,498

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ADUS Announces First-Quarer 2018 Financial Results

May 7, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
General:
Adjusted EBITDA (in thousands) (1)	$8,734	$7,971
States served at period end	23	24
Locations at period end	115	111
Employees at period end	26,358	23,060

Home & Community
Average billable census - same store (2)	32,671	33,948
Average billable census - acquisitions (3)	1,523	—
Average billable census total	34,194	33,948
Billable hours (in thousands)	6,030	5,800
Average billable hours per census per month	58.8	56.9
Billable hours per business day	92,768	89,223
Revenues per billable hour	$18.15	$17.52

Percentage of Revenues by Payor:
State, local and other governmental programs	61.5%	64.9%
Managed care organizations	34.6	32.3
Private duty	3.4	2.1
Commercial	0.5%	0.7%

(1)	We define Adjusted EBITDA as earnings adjusted for interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense and restructure and severance costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	Exited sites would have reduced same store census for the three months ended March 31, 2017 by 333.
(3)	The average billable census in acquisitions of 1,179 for the three months ended March 31, 2017 was reclassified to average billable census - same stores for comparability purposes. The average billable census for the three months ended March 31, 2018 was prorated for the date of the acquisition.

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ADUS Announces First-Quarer 2018 Financial Results

May 7, 2018

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$4,858	$4,259
Interest expense, net	841	644
Interest income from Illinois	(2,253)	—
Gain on sale of adult day service centers	—	(2,065)
Other non-operating income	—	(57)
Income tax expense	1,115	2,115
Depreciation and amortization	1,807	1,516
M&A expenses	1,002	244
Stock-based compensation expense	859	427
Restructuring charges	324	—
Severance and other costs	181	888

Adjusted EBITDA	$8,734	$7,971

Reconciliation of Adjusted Net Income to Net Income: (2)
Net income	$4,858	$4,259
Interest income from Illinois, net of tax	(1,831)	—
Gain on sale of adult day service centers, net of tax	—	(1,353)
M&A expenses, net of taxes	815	165
Stock-based compensation expense, net of tax	698	289
Restructuring charges, net of tax	263	—
Severance and other costs, net of tax	147	600

Adjusted net income	$4,950	$3,960

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share. : (3)
Diluted earnings per share	$0.42	$0.37
Gain on sale of adult day service centers per diluted share	—	(0.11)
Interest income from Illinois	(0.16)	—
M&A expenses per diluted share	0.07	0.01
Restructuring charges per diluted share	0.02	—
Severance and other costs per diluted share	0.01	0.05
Stock-based compensation expense per diluted share	0.06	0.02

Adjusted diluted earnings per share	$0.42	$0.34

Reconciliation of Adjusted Net Service Revenues to Net Service Revenues: (4)
Net service revenues	$109,448	$101,606
Revenue associated with the closure of certain sites	4	(1,037)

Adjusted net service revenues	$109,452	$100,569

(1)	We define Adjusted EBITDA as earnings before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure expenses, severance and other costs and gain on the sale of ADS. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	We define Adjusted Net Income as net income before interest income from the state of Illinois, M&A expenses, stock-based compensation expense, restructure expenses, severance and other costs and gain on the sale of ADS. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(3)	We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the State of Illinois, M&A expenses, stock compensation expense and restructure expense, severance and other costs and gain on the sale of ADS. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(4)	We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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